EXHIBIT 99.1

Dot VN, Inc. Signs Strategic Partnership Agreement with
SaoBacDau Technologies Group to Provide System Integration Services

SAN DIEGO – October 28, 2009 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI), an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that it has signed a strategic partnership agreement with SaoBacDau Technologies Group (SBD), a highly recognized Vietnamese industry leader in system integration services.

In the agreement, SBD will become a value-added reseller of Dot VN products, providing IT and telecom integration services for E-Band virtual fiber (wireless) technology and EMS stationary and mobile data center units, both of which Dot VN is the exclusive provider/distributor for the country of Vietnam and a provider for Southeast Asia. SBD will provide installation, maintenance and technical support for firms and organizations that are implementing these hardware solutions.

“SBD has built and managed many high-profile projects within Vietnam and is an established entity in the IT industry there with a reputation of integrity and a firm grasp on the cutting edge of technology,” said Thomas Johnson, CEO of Dot VN, Inc. “With our newly established relationship with SBD, we are widening our ability to offer new technologies, including E-Band virtual fiber and EMS data center solutions, to governments, education systems, healthcare organizations, businesses and more throughout Southeast Asia.”

SBD (www.SaoBacDau.vn), based in Ho Chi Minh City, Vietnam, is a top IT integrator and a strategic partner of the world’s leading IT firms, including Cisco, Microsoft, IBM, APC, Polycom, HP and Oracle. SBD won the Vietnam Gold Star Award 2009 and Top 200 Best Brands of Vietnam by Vietnam Young Entrepreneurs Organization.

Vietnam is the second fastest growing economy in the world, with a population of over 86 million people and a literacy rate over 90 percent.  The U.S.-based International Data Group (IDG) forecasts that the Vietnamese IT market’s spending will reach nearly U.S. $2.2 billion this year and over $3.5 billion in 2013 to become the IT market with the highest growth rate in Southeast Asia.

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam.  The Company was awarded an “exclusive long term contract” by the Vietnamese government to register .VN (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet.  Also, Dot VN has exclusive rights to distribute and commercialize Internet Data Center solutions and Broadband Wireless applications to Vietnam and Southeast Asia region.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

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For more information, contact:

    Thomas M. Johnson, Chairman and CEO
    Dot VN, Inc.
    Phone: 858-571-2007 x14
    Email: Inquiries@DotVN.com
    Website: www.DotVN.com
    Register your .VN domains at:  www.VN

    Media Contact:
    North Shore Public Relations, Inc.
    Renae Placinski, 847-945-4505
    Renae@NorthShorePR.com
    Website: www.NorthShorePR.com

    Investor Relations Contact:
    Vista Partners
    Ross Silver, 415-738-6229
    Email:  Ross.Silver@VistaP.com
    Website: www.VistaP.com

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